                             SPLIT DOLLAR AGREEMENT

------------------------------------------------------------------------


         This agreement made and entered into at Columbus, Ohio, this eleventh day of September 1997, by and between PH Group Inc., a for-profit corporation, having its principal office at 2365 Scioto Harper Drive, Columbus, Ohio 43204 (hereinafter called "Corporation") and an employee of said corporation, residing at 354 Whitaker Avenue, Powell, Ohio 43065 (hereinafter called "Insured").

         WHEREAS, Charles T. Sherman has been employed by the Corporation and renders valuable and vital services to and for the benefit of the Corporation: and

         WHEREAS, the Corporation desires to maintain and continue harmonious relations with said Employee in order to retain the services of said Employee: and

         WHEREAS, the Corporation is willing to pay a portion of the premiums for the mutual benefit of the parties hereto, for investments in life insurance on the life of said Employee so as to provide life insurance protection.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. This agreement shall be funded by a Flexible Premium Variable Life Insurance policy. When issued, such policy shall be identified and be made part of this agreement by inserting in Schedule A, attached hereto, the policy number and specified amount. Additional life coverage on the Insured may be made subject to the terms of this agreement by an inc- rease in the coverage (as permitted by the terms) of the life policy and by including any such increase in coverage in Schedule A. Other insurance policies on the life of said Insured may be made subject to the terms of this agreement by including them on Schedule A.

         2. Said Owner shall be designated Owner of the policy and may exercise ownership rights permitted to such Owner by the terms of such policy, except that said policy shall be collaterally assigned to the Corporation. The policy shall be subject to said collateral assignment.

         3. Said Employee shall have all powers or rights in and/or affecting the aforesaid life insurance policy subject to the aforesaid collateral assignment provided the collateral assignment has not been released by the Corporation.

         4. Payment of Premiums. The following provisions shall govern the payment of premiums with respect to the policy:

                           a) Corporate Payment of Premiums. On or before the due date of each policy premium, or within any grace period, corporate shall (i) pay the full amount of the premium to the insurer AND (ii) promptly furnish evidence to the Employee of its timely payment of such premium.

                           (b) Employee Reimbursement of Computed Economic Benefit. Employee shall reimburse the Corporation for a portion of each premium paid by the corporation. The amount of such reimbursement shall equal the economic benefit attributed to the life insurance protection, on the Employee's life, that is provided under this Agreement. The value of such economic benefit shall be calculated using the lesser of (i) the rates known as "P.S. 58" rates or (ii) the insurer's published premium rates for an individual one-year term life insurance policy available to all standard risks-in either case, based in the Employee's age at the due date of the premium payment.

                  5. In the event that the policy shall mature as a death claim while this agreement remains in force, the Corporation shall be entitled to claim from the proceeds payable hereunder the sum total of all of its contributions towards the premium payments then outstanding. Said payment shall be considered a return of capital to the Corporation and a termination of this agreement. The balance of such proceeds shall be paid to the beneficiary or beneficiaries designated by the Employee in the manner and in the amount provided under the terms of said policy and any subsequent beneficiary designation. "Premium Payment Then Outstanding," as used in the agreement, means the aggregate amount of payments advanced by employer in payment of premiums as provided above, less any amounts received by employer under the policy or from insured in reimbursement of such payments.

                  6. This agreement shall be terminated upon the happening of any of the following events:

                           (a)      By mutual consent of the parties hereto.
                           (b) By termination, other than retirement, of the Insured's employment with the said Corporation.
                           (c) In the event this agreement is terminated under this Paragraph 6, the Corporation shall be entitled to a sum equal to the total sum of the Corporation's contributions toward premium payments then outstanding in said policy. Upon such payment, the corporation shall deliver to the Owner the assignment pertinent to each policy. The terms of said payments are as follows:

                                    i)      A lump sum payment by said Owner of
                                            the entire sum within thirty (30)
                                            days after the termination of this
                                            agreement. If said payment is to be
                                            made by either a loan or withdrawal
                                            of existing policy cash values, the
                                            30-day payment period applies only
                                            if the insurance company is solvent
                                            and not in any form of
                                            rehabilitation. Should the
                                            availability of cash value from the
                                            policy be unavailable, for any
                                            reason, the Owner's payment period
                                            to said corporation will be extended
                                            until such time as the insurance
                                            company can and will release the
                                            existing policy cash values, or

                                    ii)     Installment payment of the premium
                                            payments then outstanding plus
                                            interest of the rate of 8% per
                                            annum. Said payments shall be paid
                                            in equal monthly installments within
                                            two (2) years after the termination
                                            date of this agreement. Said
                                            payments shall be evidenced by a
                                            series of promissory notes in like
                                            amounts.

                                    iii)    Said owner shall have five (5) days
                                            after the termination of this
                                            agreement to elect the method of
                                            payment and shall notify the
                                            corporation thereof. If no election
                                            is made by said Owner, the full
                                            purchase price shall become due and
                                            payable at the option of said
                                            Corporation within thirty(30) days
                                            after notice is given to said Owner
                                            by the Corporation in accordance
                                            with the notice requirements set
                                            forth at Paragraph 10 of this
                                            agreement. In the event the amount
                                            due the Corporation is not paid, the
                                            Corporation as assignee, shall be
                                            entitled to exercise and all rights
                                            given to it by the assignment.

                  7. The parties hereto agree that any insurance company funding this agreement shall be fully discharged as to any policy issued by it by the payment of the death benefit thereunder to the beneficiaries named in the insurance policy, subject to the terms and condition of such policy. In no event shall any such insurance company be considered a party to this agreement nor to any modifications or amendments thereof or any agreement supplementary thereto. Nothing in this agreement nor in any modifications, amendments or supplements hereto shall in any way affect the obligations of said insurance company as expressly provided by the policy (or policies) of insurance issued by it or the collateral assignment pertaining to each policy. It is further agreed that the insurance company, acting in good faith, may rely on the statement of the Corporation of any amount due the Corporation under the collateral assignment and this agreement.

                  8. This agreement may not be amended or modified except by a written instrument signed by the parties or their successors in interest hereto.

                  9. This agreement shall be binding upon the parties hereto and their successors, assigns executor or administrators and beneficiaries.

                  10. All notices required by this agreement are to be in writing and sent be certified or registered mail to the addresses above stated.

                  11. This agreement shall be subject to and interpreted according to the laws of the state of Ohio.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

                  ATTEST:

                  -------------------                -----------------------
                  Secretary                          Chairman

                  WITNESS:

                  -------------------                ------------------------
                                                     Employee

                                   SCHEDULE A
                               INSURANCE POLICIES
--------------------------------------------------------------------------------


INSURANCE CARRIER    POLICY NUMBER     FACE AMOUNT     TYPE OF POLICY

Pacific Mutual       VP6051182-0       $425,000        Flexible Premium
                                                       Variable Life